UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 31, 2013

Warwick Valley Telephone Company

(Exact name of registrant as specified in its charter)

New York	1-35724	14-1160510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47 Main Street, Warwick, New York	10990
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  845-986-8080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                               Changes in Registrant’s Certifying Accountant.

(a)           Dismissal of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors (the “Audit Committee”) of Warwick Valley Telephone Company (the “Company”) has completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2013.  The Audit Committee invited several firms to participate in this process.

As a result of this process and following careful consideration, on January 31, 2013, the Audit Committee approved the dismissal of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm, effective as of the date of Withum’s completion of the audit services for the fiscal year ended December 31, 2012 and the filing of the Company’s 2012 Annual Report on Form 10-K with the Securities and Exchange Commission.

Withum’s reports on the Company’s consolidated financial statements for the years ended December 31, 2011 and December 31, 2010 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period preceding Withum’s dismissal, there were no (1) “disagreements” (within the meaning of Item 304(a) of Regulation S-K) with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements of the Company; and (2) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of regulation S-K).

The Company has provided Withum with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested Withum furnish the Company a letter addressed to the SEC that provides that Withum agrees with the statements made above.  A copy of Withum’s letter dated February 6, 2013 is attached as Exhibit 16.1 to this Form 8-K.

(b)           Engagement of Independent Registered Public Accounting Firm

On January 31, 2013, the Audit Committee approved the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm to perform independent audit services beginning with the fiscal year ending December 31, 2013.

During the Company’s two most recent fiscal years and the subsequent interim period preceding E&Y’s engagement, neither the Company nor anyone on its behalf consulted E&Y regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the

Company that E&Y concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).

In approving the selection of E&Y as the Company’s independent registered public accounting firm, the Audit Committee considered all relevant factors, including any non-audit services previously provided by E&Y to the Company.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
16.1	Letter of Withum dated February 6, 2013 to the SEC regarding statements included in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warwick Valley Telephone Company

Dated: February 6, 2013	By:	/s/ Duane W. Albro
Duane W. Albro
Chief Executive Officer